Exhibit 10.2

AMENDED AND RESTATED

BENEFITFOCUS.COM, INC.

2000 STOCK OPTION PLAN

AMENDED AND RESTATED

BENEFITFOCUS.COM, INC.

2000 STOCK OPTION PLAN

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	THE PLAN	4
2.1	NAME	4
2.2	PURPOSE	4
2.3	EFFECTIVE DATE	4

ARTICLE 3	PARTICIPANTS	4

ARTICLE 4	ADMINISTRATION	4
4.1	DUTIES AND POWERS OF THE COMMITTEE	4
4.2	INTERPRETATION; RULES	5
4.3	NO LIABILITY	5
4.4	MAJORITY RULE	5
4.5	COMPANY ASSISTANCE	5

ARTICLE 5	SHARES OF STOCK SUBJECT TO PLAN	5
5.1	LIMITATIONS	5
5.2	ANTIDILUTION	5

ARTICLE 6	OPTIONS	6
6.1	TYPES OF OPTIONS GRANTED	6
6.2	OPTION GRANT AND AGREEMENT	6
6.3	OPTIONEE LIMITATIONS	7
6.4	$100,000 and Section 162(m) Limitations	7
6.5	EXERCISE PRICE	7
6.6	EXERCISE PERIOD	7
6.7	OPTION EXERCISE	7
6.8	NONTRANSFERABILITY OF OPTION	8
6.9	TERMINATION OF EMPLOYMENT OR SERVICE	8
6.10	EMPLOYMENT RIGHTS	9
6.11	CERTAIN SUCCESSOR OPTIONS	9
6.12	EFFECT OF A CORPORATE TRANSACTION	9

ARTICLE 7	STOCK CERTIFICATES	9

ARTICLE 8	TERMINATION AND AMENDMENT	9
8.1	TERMINATION AND AMENDMENT	9
8.2	EFFECT ON GRANTEE’S RIGHTS	10

ARTICLE 9	RELATIONSHIP TO OTHER COMPENSATION PLANS	10

ARTICLE 10	MISCELLANEOUS	10
10.1	REPLACEMENT OR AMENDED GRANTS	10
10.2	FORFEITURE FOR COMPETITION	10
10.3	LEAVE OF ABSENCE	10
10.4	PLAN BINDING ON SUCCESSORS	11
10.5	SINGULAR, PLURAL; GENDER	11
10.6	HEADINGS, ETC., NO PART OF PLAN	11
10.7	SECTION 16 COMPLIANCE	11

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EXHIBIT A	TO AMENDED AND RESTATED BENEFITFOCUS.COM, INC. 2000 STOCK OPTION PLAN -FORM OF STOCK OPTION AGREEMENT	A-1

SCHEDULE A

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AMENDED AND RESTATED

BENEFITFOCUS.COM, INC.

2000 STOCK OPTION PLAN

This Plan is an amendment and complete restatement of the Benefitfocus.com, Inc. 2000 Stock Option Plan (the “Original Plan”).

ARTICLE 1

DEFINITIONS

As used in this Plan, the following terms have the following meanings unless the context clearly indicates to the contrary:

“Board” means the Board of Directors of the Company.

“Cause” means (i) the commission of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), including theft or destruction of property of the Company, a Parent, or a Subsidiary, or any other act or practice which the Committee shall, in good faith, deem to have resulted in the recipient’s becoming unbondable under the Company’s, a Parent’s or any Subsidiary’s fidelity bond; (ii) the willful engaging in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company, a Parent or any Subsidiary, monetarily or otherwise, including, but not limited, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company, a Parent or any Subsidiaries and competing with the Company, a Parent or any Subsidiaries, or soliciting employees, consultants or customers of the Company, a Parent or any Subsidiaries in violation of law or any employment or other agreement to which the recipient is a party; (iii) the willful and continued failure or habitual neglect by a person who is an Employee to perform his or her duties with the Company, a Parent or any Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company, Parent or the Subsidiary generally applicable to all their employees; or (iv) other disregard of rules or policies of the Company, a Parent or any Subsidiary, or conduct evincing willful or wanton disregard of the interests of the Company, a Parent or any Subsidiary. For purposes of this Plan, no act or failure to act by the recipient shall be deemed be “willful” unless done or omitted to be done by recipient not in good faith and without reasonable belief that the recipient’s action or omission was in the best interest of the Company and/or the Subsidiary. Notwithstanding the foregoing, if the recipient has entered into an employment agreement that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement shall apply to the recipient in this Plan. “Cause” shall be determined by the Committee based upon information presented by the Company and the Employee and shall be final and binding on all parties hereto.

“Code” means the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Committee” means a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board; provided, however, that with respect to any Options granted to an individual who is also a Section 16 Insider, the Committee shall consist of either the entire Board of Directors or a committee of at least two Directors (who need not be members of the Committee with respect to Options granted to any other individuals) who are Non-Employee Directors, and all authority and discretion shall be exercised by such Non-Employee Directors, and references herein to the “Committee” means such Non-Employee Directors insofar as any actions or determinations of the Committee shall relate to or affect Options made to or held by any Section 16 Insider. In selecting the Committee, the Board shall also consider the benefits under Section 162(m) of the Code of having a Committee composed of “outside directors” (as that term is defined in the Code) for certain grants of Options to highly compensated executives. At any time that the Board shall not have appointed a committee as described above, any reference herein to the Committee means a reference to the Board.

“Company” means Benefitfocus.com, Inc., a South Carolina corporation.

“Corporate Transaction” means any of the following transactions to which the Company is a party:

(i)	a merger, consolidation, share exchange, combination or other transaction or series of transactions (other than a public offering by the Company for cash of the Company’s capital stock, debt or other securities) in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction;

(ii)	the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii)	the liquidation or dissolution of the Company; or

(iv)	in lieu of subparagraphs (i) through (iii) above, with respect to any Discount Options, any of the transactions which would constitute a change of ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Company pursuant to Section 1.409A-3(g)(5) of the Proposed Treasury Regulations, as the same may be modified in any successor or final version of the Treasury Regulations.

“Director” means a member of the Board and any person who is an advisory or honorary director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the SEC, as the same may be in effect or set forth from time to time.

“Discount Option” means any option the Exercise Price of which is less than the Fair Market Value of the Stock on the date of grant of such option.

“Employee” means an employee (as defined in Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or a Parent or Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law.

“Exercise Price” means the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

“Fair Market Value” on any date means (i) if the Stock is readily tradable on an established securities market (as defined in Section 1.897-1(m) of the Treasury Regulations), the closing sales price of the Stock on the trading day immediately preceding such date on the securities exchange having the greatest volume of trading in the Stock during the thirty-day period preceding the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on an established securities market (as defined in Section 1.897-1(m) of the Treasury Regulations), the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing sentence, a valuation prepared in accordance with any of the methods set forth in Section 1.409A-1(b)(5)(iv)(B)(2) of the Proposed Treasury Regulations, as the same may be modified in any successor or final version of the Treasury Regulations, consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of “fair market value” contained in Section 1.409A-1(b)(5)(iv) of the Proposed Treasury Regulations, as the same may be modified in any successor or final version of the Treasury Regulations, and should be interpreted consistently therewith.

“Grantee” means a person who is an Optionee.

“Incentive Stock Option” means an option to purchase any stock of the Company, which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto.

“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, shall be determined for all purposes under the Plan according to interpretative or “no-action” positions with respect thereto issued by the SEC.

“Officer” means a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect to such rule of the SEC, as the same may be in effect or set forth from time to time.

“Option” means an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions of Article 6 of this Plan.

“Optionee” means a person to whom an Option has been granted under this Plan.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of the classes of stock in one of the other corporations in such chain.

“Permanent and Total Disability” has the same meaning as given to that term by Code Section 22(e)(3) and any regulations or rulings promulgated thereunder.

“Plan” means the Amended and Restated Benefitfocus.com, Inc. 2000 Stock Option Plan, the terms of which are set forth herein.

“Proposed Treasury Regulations” means regulations proposed by the United States Department of Treasury pursuant to the Code.

“Purchasable” refers to Stock which may be purchased by an Optionee under the terms of this Plan on or after a certain date or the happening of a certain event specified in the applicable Stock Option Agreement.

“Qualified Domestic Relations Order” has the meaning set forth in the Code or in the Employee Retirement Income Security Act of 1974, or the rules and regulations promulgated under the Code or such Act.

“SEC” means the United States Securities and Exchange Commission.

“Section 16 Insider” means any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act.

“Stock” means the common stock, no par value per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different class of stock of the Company or some other entity, such other stock; provided, however, that with respect to any Discount Options, such other stock must be common stock and meet the requirements of Section 1.409A-1(b)(5)(iii) of the Proposed Treasury Regulations, as the same may be modified in any successor or final version of the Treasury Regulations.

“Stock Option Agreement” means an agreement between the Company and an Optionee under which the Optionee may purchase Stock under this Plan, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option).

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Treasury Regulations” means final regulations issued by the United States Department of Treasury pursuant to the Code.

ARTICLE 2

THE PLAN

2.1 Name. This Plan shall be known as the “Amended and Restated Benefitfocus.com, Inc. 2000 Stock Option Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its Subsidiaries and its shareholders by affording certain Employees, Officers and Directors of the Company and its Subsidiaries, as well as key consultants and advisors to the Company or any Subsidiary, an opportunity to acquire or increase their proprietary interests in the Company. The objective of the issuance of the Options is to promote the growth and profitability of the Company and its Subsidiaries because the Grantees will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth and by encouraging their continued association with or service to the Company.

2.3 Effective Date. The Plan shall become effective on the date of its adoption by the Board; provided, however, that if the Company’s shareholders have not approved the Plan on or prior to the first anniversary of such effective date, then all options granted under the Plan on or after the Effective Date shall be non-Incentive Stock Options.

ARTICLE 3

PARTICIPANTS

The class of persons eligible to participate in the Plan shall consist of all persons whose participation in the Plan the Committee determines to be in the best interests of the Company, which shall include, but not be limited to, all Officers, Directors and Employees of the Company or any Parent or Subsidiary, as well as key consultants and advisors to the Company or any Parent or Subsidiary; provided, however, that Incentive Stock Options may only be issued to Employees.

ARTICLE 4

ADMINISTRATION

4.1 Duties and Powers of the Committee. The Plan shall be administered by the Committee. The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee shall have the power to act by unanimous written consent in lieu of a meeting, and to meet telephonically. In administering the Plan, the Committee’s actions and determinations shall be binding on all interested parties. The Committee shall have the power to grant Options in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Committee shall have the discretion and authority to determine those individuals to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of a Stock Option Agreement. The Committee shall also have the discretion and authority to delegate to any Officer its powers to grant Options under the Plan to any person who is an Employee, but not an Officer or Director, of the Company or any Parent or Subsidiary. To the extent not inconsistent with the provisions of the Plan, the Committee may give a Grantee an election to surrender an Option in exchange for the grant of a new Option, and shall have the authority to amend or modify an outstanding Stock Option Agreement, or to waive any provision thereof, provided that the Grantee consents to such action.

4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Committee also shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the details and provisions of each Stock Option Agreement, and to make all other determinations necessary or advisable for the administration of the Plan, including, without limitation, the amending or altering of the Plan and any Options granted under the Plan as may be required to comply with or to conform to any federal, state, or local laws or regulations.

4.3 No Liability. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.4 Majority Rule. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.

4.5 Company Assistance. The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability, or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE 5

SHARES OF STOCK SUBJECT TO PLAN

5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 of this Plan, the maximum number of shares of Stock that may be issued hereunder shall be 4,044,525, including shares that may be issued upon the exercise of options that have already been granted under the Original Plan. The amount of Stock subject to the Plan may be increased from time to time in accordance with Article 8, provided that the total number of shares of Stock issuable pursuant to Incentive Stock Options may not be increased to more than 3,572,275, including shares that may be issued upon the exercise of Incentive Stock Options that have already been granted under the Original Plan (other than pursuant to anti-dilution adjustments) or as described above without shareholder approval. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company. The shares covered by any unexercised portion of an Option that has terminated for any reason (except as set forth in the following paragraph), may again be granted under the Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for option hereunder.

If Options are issued in respect of options to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company), to the extent that such issuance shall not be inconsistent with the terms, limitations and conditions of Code section 422 or Rule 16b3 under the Exchange Act, the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be increased by the number of shares subject to the Options so issued; provided, however, that the aggregate number of shares of Stock for which Options may be granted hereunder shall automatically be decreased by the number of shares covered by any unexercised portion of an Option so issued that has terminated for any reason, and the shares subject to any such unexercised portion may not be optioned to any other person.

5.2 Antidilution.

(a) If the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares of Stock of the Company by reason of a merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, or stock split or stock dividend (other than an event covered by subsection (c) below), the Committee shall appropriately adjust (i) the aggregate number and kind of shares of Stock for which Options may be granted hereunder, and (ii) the rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Awards.

(b) If any spin-off, spin-out or other distribution of assets materially affects the price of the Company’s Stock, or if there is any assumption and conversion to the Plan by the Company of an acquired company’s outstanding option grants, then the Committee may, but need not, make any or all of the adjustments specified in subsections (a)(i) and (a)(ii) above.

(c) If the Company shall be a party to any Corporate Transaction in which it does not survive, the Committee, in its discretion, may, but shall not be required to:

(i) notwithstanding other provisions of this Plan, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period; and/or

(ii) notify all Grantees that all Options granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options issued by such successor corporation.

(d) If the Company is to be liquidated or dissolved in connection with a Corporate Transaction described in Section 5.2(c), the provisions of such Section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding other provisions hereof, cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that, notwithstanding other provisions hereof, the Committee may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability.

(e) The adjustments described in paragraphs (a) through (d) of this Section 5.2, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an Incentive Stock Option under applicable statutory and regulatory provisions. The adjustments required under this Article 5 shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE 6

OPTIONS

6.1 Types of Options Granted. The Committee may, under this Plan, grant either Incentive Stock Options or Options which do not qualify as Incentive Stock Options. Within the limitations provided in this Plan, both types of Options may be granted to the same person at the same time, or at different times, under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

6.2 Option Grant and Agreement. Each Option granted hereunder shall be evidenced by minutes of a meeting or the written consent of the Committee and by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option’s duration, time or times of exercise, Exercise Price, whether the Option is intended to be an Incentive Stock Option, shall be stated in the Stock Option Agreement. No Incentive Stock Option may be granted more than ten years after the earlier to occur of the effective date of the Plan or the date the Plan is approved by the Company’s shareholders.

Separate Stock Option Agreements may be used for Options intended to be Incentive Stock Options and those not so intended, but any failure to use such separate agreements shall not invalidate, or otherwise adversely affect the Optionee’s interest in, the Options evidenced thereby.

6.3 Optionee Limitations. The Committee shall not grant an Incentive Stock Option to any person who, at the time the Incentive Stock Option is granted:

(a) is not an Employee; or

(b) owns or is considered to own stock possessing at least 10% of the total combined voting power of all classes of stock of the Company or any of its Parent or Subsidiary corporations; provided, however, that this limitation shall not apply if at the time an Incentive Stock Option is granted the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this subsection (b), a person shall be considered to own: (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein; and (iii) the stock which such person may purchase under any outstanding options of the Company or of any Parent or Subsidiary of the Company.

6.4 $100,000 AND SECTION 162(m) LIMITATIONS. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Company and any Parent or Subsidiary of the Company, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section 6.4 is exceeded, the Incentive Stock Option, the granting or modification of which resulted in the exceeding of such limit, shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option.

6.5 Exercise Price. The Exercise Price of the Stock subject to each Option shall be determined by the Committee. Subject to the provisions of Section 6.3(b) hereof, the Exercise Price of an Incentive Stock Option shall not be less than the Fair Market Value of the Stock as of the date the Option is granted (or in the case of an Incentive Stock Option that is subsequently modified, on the date of such modification).

6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an Incentive Stock Option shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Incentive Stock Option granted under the Plan shall be exercisable prior to shareholder approval of the Plan. Any Discount Option must be exercised no later than March 15 of the year following the calendar year in which such option vests.

6.7 Option Exercise.

(a) Unless otherwise provided in the Stock Option Agreement or Section 6.6 of this Plan, an Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares which have become Purchasable under the provisions of the Option, but not at any time as to fewer than 100 shares unless the remaining shares that have become so Purchasable are fewer than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

(b) An Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and (ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 6.7(c). If requested by an Optionee, an Option may be exercised with the involvement of a stockbroker in accordance with the federal margin rules set forth in Regulation T (in which case the certificates representing the underlying shares will be delivered by the Company directly to the stockbroker).

(c) The Exercise Price is to be paid in full in cash upon the exercise of the Option, and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, in the Company’s sole discretion, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price); provided further, that the Board may provide in a Stock Option Agreement (or may otherwise determine in its sole discretion at the time of exercise) that, in lieu of cash or shares, all or a portion of the Exercise Price may be paid by the Optionee’s execution of a recourse note equal to the Exercise Price or relevant portion thereof, subject to compliance with applicable state and federal laws, rules and regulations.

(d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Optionee resulting from such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the Exchange Act, if such rule is applicable.

(e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to the Optionee upon the exercise of the Option.

6.8 Nontransferability of Option. Other than as provided below, no Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and, during the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee’s guardian or legal representative, should one be appointed). However, in connection with the Optionee’s estate plan, a Non-Incentive Stock Option may be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family (consisting of the Optionee’s spouse and lineal descendants) or to a trust or entity established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the Option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

6.9 Termination of Employment or Service. The Committee shall have the power to specify, with respect to the Options granted to a particular Optionee, the effect upon such Optionee’s right to exercise an Option of termination of such Optionee’s employment or service under various circumstances, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full; provided, however, that in no event may an Incentive Stock Option be exercised after the expiration of ten years from the date of its grant; and provided further, that the exercise period for any Discount Option may not be accelerated except as permitted by Section 1.409A-3(h) of the Proposed Treasury Regulations, as the same may be modified in any successor or final version of the Treasury Regulations, and may not be exercised later than the date as provided in Section 6.6.

6.10 Employment Rights. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any Parent or Subsidiary of the Company, or shall interfere in any way with the right of the Company or any Parent or Subsidiary of the Company to terminate such person’s employment at any time.

6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an Employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Parent or Subsidiary of the Company) may contain terms that differ from those stated in this Article 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 424(a).

6.12 Effect of a Corporate Transaction. All Options, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, may be accelerated in the discretion of the Committee and in accordance with a stock option agreement such that certain or all Options that were not exercisable prior to the Corporate Transaction become exercisable, immediately prior to the effective date of the Corporate Transaction, for certain or all shares at the time subject to such Options.

ARTICLE 7

STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof, prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b) The completion of any registration or other qualification of such shares which the Committee shall deem necessary or advisable under any federal or state law or under the rulings or regulations of the SEC or any other governmental regulatory body, or the determination by the Company, with the advice of legal counsel, that exemptions are available from such registration and qualification;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency or body which the Committee shall determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Board from time to time may establish for reasons of administrative convenience.

Stock certificates issued and delivered to Grantees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Stock pursuant to Options shall relieve the Company of any liability with respect to the non-issuance or sale of the Stock as to which such approval shall not have been obtained. The Company shall, however, use its best efforts to obtain all such approvals.

ARTICLE 8

TERMINATION AND AMENDMENT

8.1 Termination and Amendment. The Board may at any time terminate the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date that the Board amends the Plan) may not amend the Plan to:

Increase the total number of shares of Stock issuable pursuant to Incentive Stock Options under the Plan, except as contemplated in Section 5.2; or

Change the class of employees eligible to receive Incentive Stock Options that may participate in the Plan.

8.2 Effect on Grantee’s Rights. No termination, amendment, or modification of the Plan shall affect adversely a Grantee’s rights under a Stock Option Agreement without the consent of the Grantee or his legal representative.

ARTICLE 9

RELATIONSHIP TO OTHER COMPENSATION PLANS

The adoption of the Plan shall not affect any other stock option, incentive, or other compensation plans in effect for the Company or any of its Subsidiaries, except the Original Plan as set forth herein; nor shall the adoption of the Plan preclude the Company or any Parent or Subsidiary of the Company from establishing any other form of incentive or other compensation plan for Employees, Officers or Directors of the Company or any Parent or Subsidiary of the Company.

ARTICLE 10

MISCELLANEOUS

10.1 Replacement or Amended Grants. At the sole discretion of the Committee, and subject to the terms of the Plan, the Committee may modify outstanding Options or accept the surrender of outstanding Options and grant new Options in substitution for them, provided that no modification of an Option may be made which would adversely affect a Grantee’s rights under a Stock Option Agreement or result in any tax to such Grtantee pursuant to Section 409A of the Code without the consent of the Grantee or his legal representative.

10.2 Forfeiture for Competition. If a Grantee provides services to a competitor of the Company, a Parent or any Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent, or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Grantee while an Employee, then that Grantee’s rights under any Options outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Committee.

10.3 Leave of Absence. Unless provided otherwise in a particular Stock Option Agreement, and except with respect to a Discount Option, the following provisions shall apply upon an Optionee’s commencement of an authorized leave of absence:

(a) The exercise schedule in effect for such Option shall be frozen as of the first day of the authorized leave, and the Option shall not become exercisable for any additional installments of shares of Stock during the period Optionee remains on such leave.

(b) Should Optionee resume active Employee status within 60 days after the start date of the authorized leave, Optionee shall, for purposes of the applicable exercise schedule, receive service credit for the entire period of such leave. If Optionee does not resume active Employee status within such 60-day period, then no credit shall be given for the entire period of such leave.

(c) If the Option is an Incentive Stock Option, then the following shall also apply:

If the leave of absence continues for more than three months, then the Option shall automatically convert to a Non-Incentive Stock Option under the Federal tax laws upon the expiration of such three-month period, unless the Optionee’s reemployment rights are guaranteed by statute or written agreement. Following any such conversion of the Option, all subsequent exercises of the Option, whether effected before or after Optionee’s return to active Employee status, shall result in an immediate taxable event, and the Company shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.

(d) In no event shall the Option become exercisable for any additional shares or otherwise remain outstanding if the Optionee does not resume Employee status prior to the Expiration Date of the option term.

10.4 Plan Binding on Successors. The Plan shall be binding upon the successors and assigns of the Company.

10.5 Singular, Plural; Gender. Whenever used in this Plan, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

10.6 Headings, etc., No Part of Plan. Headings of Articles and Sections of this Plan are inserted for convenience and reference; they do not constitute part of the Plan.

10.7 Section 16 Compliance. With respect to Section 16 Insiders and “highly-compensated” persons under Section 162(m) of the Code, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act and with Section 162(m) of the Code. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed void to the extent permitted by law and deemed advisable by the Committee. In addition, if necessary to comply with Rule 16b3 with respect to any grant of an Option hereunder, and in addition to any other vesting or holding period specified hereunder or in an applicable Stock Option Agreement, any Section 16 Insider acquiring an Option shall be required to hold either the Option or the underlying shares of Stock obtained upon exercise of the Option for a minimum of six months.